UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

EDCI HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Broadway, 4th Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 333-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On February 9, 2009,  following  weeks of engagement in discussions and detailed negotiations (please see Registrant’s Form 8-K filing dated February 2, 2009), the Registrant (the “Company”) and Mr. Thomas Costabile (“Mr. Costabile”), formerly Chief Operating Officer of the Company’s operating subsidiary, Entertainment Distribution Company, LLC (“EDC”), signed a separation agreement and general release of claims (the “EDC-Costabile Separation Agreement”).  The primary terms of the EDC-Costabile Separation Agreement include, but are not limited to, a) a lump sum payment of $88,941.50 to be made to Mr. Costabile (gross of payroll withholdings and deductions), b) mutual, general release of claims between the Company (and related entities) and Mr. Costabile, and c) Mr. Costabile’s agreement to disassociate himself from the Company (and related entities).  Please see Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	February 9, 2009, EDC-Costabile Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: February 10, 2009	By:	/s/ Robert L. Chapman Jr.

Robert L. Chapman Jr. Chief Executive Officer